EXHIBIT 77Q1(e)

INVESTMENT ADVISORY CONTRACTS

The following documents are included in
Registrant's Form Type N-1A and incorporated by reference herein:

-	Addendum to Goldman Sachs Portfolio
Management Agreement /1/

-	Addendum to Advisory Agreement for I-Net
Tollkeeper /1/

-	Portfolio Management Agreement for
Pacific Investment Management Company
/2/

-	Addendum to Advisory Agreement for
Focused 30 and Strategic Value /3/

-	Addendum to Portfolio Management
Agreement for Janus Capital Corporation
/3/

-	Addendum to Advisory Agreement for
Global Growth, Mid-Cap Growth, Capital
Opportunities, Technology, Financial
Services, Telecommunications, Health
Sciences, Aggressive Growth, Blue Chip
and International Value /4/

-	Portfolio Management Agreement for AIM
/4/

-	Portfolio Management Agreement for
INVESCO /4/

-	Portfolio Management Agreement for MFS
/4/

-	Portfolio Management Agreement for
Lazard Asset Management /4/

-	Amendment to Portfolio Management
Agreement for Pacific Investment
Management Company /4/



/1/ Included in registrants form type N1A/B, Accession No. 0001017062-00-000983 filed on
April 26, 2000 and incorporated by reference herein.

/2/ Included in registrant's form type N1A/A, Accession No. 0001017062-00-001495 filed on
July 14, 2000 and incorporated by reference herein.

/3/ Included in registrant's form type N1A/A, Accession No. 0001017062-00-002163 filed on
October 18, 2000 and incorporated by
reference herein.

/4/ Included in registrant's form type N1A/A, Accession No. 0001017062-01-000433 filed on
February 27, 2001 and incorporated by
reference herein.